                                                            REGISTRATION NO. 33-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                      THE EQUITABLE COMPANIES INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                     13-3623351
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
   (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      THE EQUITABLE COMPANIES INCORPORATED
                            1997 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                               -------------------
                             ROBERT E. GARBER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      THE EQUITABLE COMPANIES INCORPORATED
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 554-1234
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -------------------
                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                SALE TO THE PUBLIC: From time to time after this
                    Registration Statement becomes effective.
                               -------------------
                         CALCULATION OF REGISTRATION FEE

 Title of                                            Proposed maximum           Proposed maximum
 securities to be            Amount to be            offering price            aggregate                     Amount of
 registered                  registered              per share                 offering price (2)            registration fee

 Common Stock,
 par value $.01
 per share . . . . . .       9,316,265                      (1)                 $547,330,569                  $161,463


 (1)     Not applicable.

 (2) In accordance with Rules 457(c) and 457(h), based upon an assumed price of $58.75 per share, the average of the high and low prices of The Equitable Companies Incorporated Common Stock on March 24, 1998 as reported on the New York Stock Exchange Consolidated Tape.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

                  Incorporated by reference in this Registration Statement are the following documents heretofore filed by The Equitable Companies Incorporated (the "Company") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

                  (a)      The Company's latest annual report filed pursuant to
                           Section 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed by the Company or the Company's 1997 Stock Incentive Plan (the "Plan") pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

                  (c) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock") contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Robert E. Garber, Executive Vice President and General Counsel of the Company has rendered an opinion as to the legality of the securities being registered under the Plan. Mr. Garber has been granted options on shares of the Company's common stock pursuant to the Plan.


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         The consolidated financial statements and related financial statement schedules of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Registration Statement have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

         145. Indemnification of Officers, Directors, Employees and Agents; Insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which


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such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section, (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.


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         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Article SIXTH of the Company's Restated Certificate of Incorporation provides in regard to indemnification of directors and officers as follows:

                  SIXTH: (i) Each person who is or was or had agreed to become a Director or officer of the Corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director or officer of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, and (ii) each person who is or was or who had agreed to become an employee or agent of the Corporation or who is or was serving or who had agreed to serve at the request of the


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Board of Directors or an officer of the Corporation as an employee or agent of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person) may be indemnified by the Corporation, in each case in accordance with the By-Laws, to the full extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article VI. Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

                  Article VI of the Company's By-Laws provides in regard to indemnification of directors and officers as follows:

                  Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or, is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust or other enterprise, including an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of



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Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  Section 6.02. SUCCESSFUL DEFENSE. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                  Section 6.03 DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a Director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

                  Section 6.04. ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this
Article VI. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.



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                  Section 6.05. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND
OFFICERS. Any indemnification of a Director or officer of the Corporation under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of this Article VI, shall be made promptly, and in any event within 30 days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of this
Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in
Section 6.01 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of this Article VI, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 6.06. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect, and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such Director, officer, employee or agent.

                  The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding


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such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 6.07. INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation (including, without limitation, The Equitable Life Assurance Society of the United States and its subsidiaries), partnership, joint venture, trust or other enterprise, including an employee benefit plan, against any liability asserted against him or her and incurred by him or her on his or her behalf in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

                  Section 6.08. SEVERABILITY. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                  Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

                  (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                     * * * *

                  (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of this Title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other



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person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with Section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

                  Article FIFTH (f) of the Company's Restated Certificate of Incorporation, as amended, provides in regard to the limitation of liability of directors and officers as follows:

                  (f) No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, provided that nothing contained in this paragraph
(f) of this Article V shall eliminate or limit the liability of a director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the laws, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment, modification or repeal of this paragraph (f) of this Article V shall adversely affect any right or protection of a Director that exists at the time of such amendment, modification or repeal.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not applicable

ITEM 8.           EXHIBITS

Exhibits                            Description of Exhibits

 4.1 Form of Restated Certificate of Incorporation of The Equitable Companies Incorporated. Incorporated by reference to Exhibit 4.01(a) of the Company's Registration Statement on Form S-3 (Registration No. 33-03224).

 4.2 Form of Amendment to Certificate of Incorporation of The Equitable Companies Incorporated. Incorporated by reference to
                  Exhibit 4.01(g) of the Company's Registration Statement on Form S-3 (Registration No. 33-03224).

 4.3              Form of By-Laws of the Company. Incorporated by reference to
                  Exhibit 4.02 of the Company's Registration Statement on Form S-3 (Registration No. 33-03224).

 4.4 Form of Certificate for the Company's Common Stock, par value $.01 per share. Incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-1 (Registration No. 33-48115) as filed with the SEC on May 26, 1992 (the
                  "1992 Form S-1").


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

 4.5 Certificate of Designations of Cumulative Convertible Preferred Stock, Series D. Incorporated by reference to
                  Exhibit 4.05 of the Company's Form S-4 Registration Statement (No. 33-73102) dated December 17, 1993 (the "1993 Form S-4").

 4.6 Indenture, dated as of December 1, 1993, from the Company to Chemical Bank, as Trustee. Incorporated by reference to
                  Exhibit 4.02 of the 1993 Form S-4.

 4.7 First Supplemental Indenture, dated December 1, 1993, from the Company to Chemical Bank, as Trustee. Incorporated by reference to Exhibit 4.03 to the 1993 Form S-4.

 4.8 Form of Second Supplemental Indenture. Incorporated by reference to Exhibit 4.04 of the 1993 Form S-4.

 4.9 Subordinated Indenture, dated as of October 22, 1994, between the Company and Shawmut Bank Connecticut, National Association, as Trustee. Incorporated by reference to Exhibit
                  4.10 to the Company's Current Report on Form 8-K dated December 19, 1994.

 4.10 Form of Third Supplemental Indenture, dated as of December 8, 1994 from the Company to Chemical Bank, as Trustee, filed as
                  Exhibit 4.05 to the Company's Current Report on Form 8-K dated December 1, 1994.

 4.11 First Supplemental Indenture, dated as of October 22, 1994, between the Company and Shawmut Bank Connecticut, National Association, as Trustee. Incorporated by reference to Exhibit
                  4.11 of the Company's Current Report on Form 8-K dated December 19, 1994.

 5 Opinion of Robert E. Garber, Senior Vice President and General Counsel of the Company (filed herewith).

 23.1             Consent of Price Waterhouse LLP (filed herewith).

 23.2 Consent of Robert E. Garber, Senior Vice President and General Counsel of the Company (included in the opinion filed herewith as item 5).

 24. Powers of Attorney of certain officers and directors of the Company (included on the signature pages hereto).

 99. The Equitable Companies Incorporated 1997 Stock Incentive Plan. Incorporated by reference to Exhibit 10.6(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Annual Report").



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ITEM 9.           UNDERTAKINGS

                  (a) Rule 415 Offering. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any Prospectus required by Section 10(a)(3)
                  of the Securities Act of 1933 (the "Securities Act");

                   (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                  Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of March, 1998.


                                  THE EQUITABLE COMPANIES
                                  INCORPORATED




                                  By:  /s/ Edward D. Miller
                                       -----------------------------------------
                                          Edward D. Miller
                                          President and Chief Executive Officer,
                                          Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Henry Q. Conley, St. Clair O. Davis and Linda L. Harnisch as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                            TITLE                                 DATE

/s/ Claude Bebear            Chairman of the Board, Director        March 30, 1998
------------------------
Claude Bebear

/s/ Edward D. Miller         President and Chief Executive          March 30, 1998
------------------------     Officer, Director
Edward D. Miller

/s/ Joseph J. Melone         Chairman of the Executive              March 30, 1998
-------------------------    Committee, Director
Joseph J. Melone

/s/ Michael Hegarty          Senior Executive Vice President and    March 30, 1998
-------------------------    Chief Operating Officer, Director
Michael Hegarty

/s/ Stanley B. Tulin         Executive Vice President and           March 30, 1998
--------------------         Chief Financial Officer
Stanley B. Tulin

/s/ Alvin H. Fenichel        Senior Vice President and              March 30, 1998
---------------------        Controller
Alvin H. Fenichel

/s/ Henri de Castries        Vice Chairman of the Board,            March 30, 1998
---------------------        Director
Henri de Castries

/s/ John S. Chalsty          Director                               March 30, 1998
-------------------
John S. Chalsty

SIGNATURE                                   TITLE                               DATE

/s/ Francoise Colloc'h                    Director                            March 30, 1998
---------------------------
Francoise Colloc'h

/s/ Joseph L. Dionne                      Director                            March 30, 1998
---------------------------
Joseph L. Dionne

/s/ William T. Esrey                      Director                            March 30, 1998
---------------------------
William T. Esrey

/s/ Jean-Rene Fourtou                     Director                            March 30, 1998
----------------------------
Jean-Rene Fourtou

/s/ Jacques Friedmann                     Director                            March 30, 1998
---------------------------
Jacques Friedmann

/s/ Donald J. Greene                      Director                            March 30, 1998
---------------------------
Donald J. Greene

/s/ Anthony J. Hamilton                   Director                            March 30, 1998
---------------------------
Anthony J. Hamilton

/s/ John T. Hartley                       Director                            March 30, 1998
---------------------------
John T. Hartley

/s/ John H.F. Haskell, Jr.                Director                            March 30, 1998
---------------------------
John H.F. Haskell, Jr.

/s/ Mary R. (Nina) Henderson              Director                            March 30, 1998
---------------------------
Mary R. (Nina) Henderson

/s/ W. Edwin Jarmain                      Director                            March 30, 1998
---------------------------
W. Edwin Jarmain

/s/ Didier Pineau-Valencienne             Director                            March 30, 1998
---------------------------
Didier Pineau-Valencienne

/s/ George J. Sella, Jr.                  Director                            March 30, 1998
---------------------------
George J. Sella, Jr.

/s/ Dave H. Williams                      Director                            March 30, 1998
---------------------------
Dave H. Williams

                                INDEX TO EXHIBITS

                                                                                        Sequentially
                                                                                        Numbered
Exhibit No.       Description of Exhibit                                                Pages
-----------       ----------------------                                                -----

      4.1         Form of Restated Certificate of Incorporation of The
                  Equitable Companies Incorporated. Incorporated by reference to Exhibit 4.01(a) of the Company's Registration
                  Statement on Form S-3 (Registration No. 33-03224).

      4.2 Form of Amendment to Restated Certificate of Incorporation of The Equitable Companies Incorporated. Incorporated by reference to Exhibit 4.01(g) of the Company's Registration
                  Statement on Form S-3 (Registration No. 33-03224).

      4.3 Form of By-Laws of the Company. Incorporated by reference to Exhibit 4.02 of the Company's Registration
                  Statement on Form S-3 (Registration No. 33-03224).

      4.4         Form of Certificate for the Company's Common Stock, par value
                  $.01 per share. Incorporated by reference to Exhibit 4(c) of the Company's Registration Statement on Form S-1 (Registration
                  No. 33-48115) as filed with the SEC on May 26, 1992 (the
                  "1992 Form S-1").

      4.5         Certificate of Designations of Cumulative Convertible
                  Preferred Stock, Series D.  Incorporated by reference to
                  Exhibit 4.05 of the Company's Form S-4 Registration
                  Statement (No. 33-73102) dated December 17, 1993
                  (the "1993 Form S-4").

      4.6 Indenture, dated as of December 1, 1993, from the Company to Chemical Bank, as Trustee. Incorporated by reference to
                  Exhibit 4.02 to the 1993 Form S-4.

      4.7         First Supplemental Indenture, dated December 1, 1993, from the
                  Company to Chemical Bank, as Trustee. Incorporated by reference to Exhibit 4.03 to the 1993 Form S-4.

      4.8 Form of Second Supplemental Indenture. Incorporated by reference to Exhibit 4.04 of the 1993 Form S-4.

                                                                                        Sequentially
                                                                                        Numbered
Exhibit No.       Description of Exhibit                                                Pages
-----------       ----------------------                                                -----

      4.9 Subordinated Indenture, dated as of October 22, 1994, between the Company and Shawmut Bank Connecticut, National
                  Association, as Trustee. Incorporated by reference to Exhibit
                  4.10 to the Company's Current Report on Form 8-K dated
                  December 19, 1994.

      4.10        Form of Third Supplemental Indenture, dated as of December 8,
                  1994 from the Company to Chemical Bank, as Trustee, filed as
                  Exhibit 4.05 to the Company's Current Report on Form 8-K dated
                  December 1, 1994.

      4.11 First Supplemental Indenture, dated as of October 22, 1994, between the Company and Shawmut Bank Connecticut, National
                  Association, as Trustee. Incorporated by reference to Exhibit
                  4.11 of the Company's Current Report on Form 8-K dated
                  December 19, 1994.

      5           Opinion of Robert E. Garber, Executive Vice President and
                  General Counsel of the Company (filed herewith).

     23.1         Consent of Price Waterhouse LLP (filed herewith).

     23.2         Consent of Robert E. Garber, Executive Vice President and General
                  Counsel of the Company (included in the opinion filed herewith as Exhibit 5).

     24 Powers of Attorney of certain officers and directors of the Company (included on the signature pages hereto).

     99           The Equitable Companies Incorporated 1997 Stock
                  Incentive Plan.  Incorporated by reference to Exhibit
                  10.6(b) of the Company's annual report on Form 10-K for the year ended December 31, 1996.


                                      E-2